Exhibit 5.4

F. Castelo Branco & Associados Veiga Gomes, Marques da Cruz, Colmonero

Miguel Ferrão Castelo Branco • Gonçalo da Cunha Vítor Felix • António da Cunha Reis	João Veiga Gomes • Vitor Marques da Cruz Rui Carlos Colmonero

João Marçal Alves • Paulo Ascensão • Maria Isabel Vieira • Rodrigo Almeida Dias • Pedro Guimarães • Fernando Veiga Gomes • Nuno Cadima Oliveira • José Eliseu Mendes João Coelho Dias • Miguel Lorena Brito • Alexandra Almeida Mota • António da Cunha e Távora • Pedro Monteiro dos Santos • Marta da Silva Pinto • João Braga da Cunha José Coutinho Viana • Filipa Moreira Braga • Mariana Carp • Pedro Castro Pereira • Pedro Gonçalves Paes • Diogo Bernardo Monteiro • Pedro Lourenço • Ana Sofia Alves • Madalena Moreira dos Santos ■ Catarina Portela Morais • Ana Camossa Neto • Tiago Gonçalves de Azevedo • Bernardo Reynolds Carvalho

Bruno Afonso Matias • Filipe Brum de Abreu • Joana do Valle Wemans • João Robles • Nuno Carrolo dos Santos • Pedro Conde Pinto • Filipa Ponte • Patrícia Rocha João Couceiro • Carlota Castelbranco Crespo • Nuno Alves Mansilha • Abel de Barbosa Mendonça • Patrícia da Silva Paias • Rui Costa Jesus • Diogo de Sousa e Alvim • Joana Gomes Ferreira • Pedro Petrucci • André Zibaia da Conceição • Paulo de Castro Silva

Lisbon, 15th October 2004

Intertape Polymer US Inc.

110 E. Montee De Liesse St.,

Laurent, Quebec Canada

H4T 1N4

Re:	U.S. $125,000,000 aggregate principal amount of

81/2% Sénior Subordinated Notes due 2014 of Intertape Polymer US Inc.

Ladies and Gentlemen:

We have acted as special counsel to FIBOPE Portuguesa-Filmes Biorientados S.A., a company organized under the laws of Portugal (“FIBOPE”), a wholly-owned subsidiary of Intertape Polymer Group Inc., a company organized under the laws of Canada (“Parent”), in connection with the issuance and exchange (the “Exchange Offer”) of up to U.S. $125,000,000 aggregate principal amount of the 81/2% Sénior Subordinated Notes due 2014 (the “Exchange Notes”), to be issued by Intertape Polymer US Inc., a Delaware Corporation and a wholly-owned subsidiary of the Parent (the “Company”) for an equal principal amount of the Company’s 81/2% Sénior Subordinated Notes due 2014 outstanding on the date hereof (the “Private Notes”). The Exchange Notes will be issued pursuant to the Indenture, dated as of July 28, 2004 (the “Indenture”), by and among the Company, as issuer, the guarantors named therein (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”). The Private Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a joint and several basis by the Guarantors, including FIBOPE.

In rendering this opinion, we have examined such documents and records, including originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

(1) FIBOPE is a company duly organized, validly existing and in good standing under the laws of Portugal.

(2) The Guarantee of the Exchange Notes (the “Exchange Guarantee”) of FIBOPE has been duly authorized by all necessary corporate action on the part of FIBOPE, and when the Registration Statement on Form F-4 and S-4 relating to the Exchange Offer (the “Registration Statement”) has become effective under the Securities Act of 1933 and the Exchange Guarantee of FIBOPE is delivered in accordance with the terms of the Exchange Offer in exchange for the

Exhibit 5.4

Av. da Liberdade, 249, 1.° • 1250-U3 Lisboa

Tel.: 1351) 213 587 500 fax: (351] 213 587 501 • fcbrancorafcb-legal.com

Rua Domingos Sequeira, 101 • 4050-232 Porto

Tel.: 1351] ?28 346 740 fax: (351] 228 346 741 • porto0fcb-legaLcom

F. Castelo Branco & Associados Veiga Gomes, Marques da Cruz, Colmonero

Miguel Ferrão Castelo Branco • Gonçalo da Cunha Vítor Felix • António da Cunha Reis	João Veiga Gomes • Vitor Marques da Cruz Rui Carlos Colmonero

João Marçal Alves • Paulo Ascensão • Maria Isabel Vieira • Rodrigo Almeida Dias • Pedro Guimarães • Fernando Veiga Gomes • Nuno Cadima Oliveira • José Eliseu Mendes João Coelho Dias • Miguel Lorena Brito • Alexandra Almeida Mota • António da Cunha e Távora • Pedro Monteiro dos Santos • Marta da Silva Pinto • João Braga da Cunha José Coutinho Viana • Filipa Moreira Braga • Mariana Carp • Pedro Castro Pereira • Pedro Gonçalves Paes • Diogo Bernardo Monteiro • Pedro Lourenço • Ana Sofia Alves • Madalena Moreira dos Santos • Catarina Portela Morais • Ana Camossa Neto • Tiago Gonçalves de Azevedo • Bernardo Reynolds Carvalho

Bruno Afonso Matias • Filipe Brum de Abreu • Joana do Valle Wemans • João Robles • Nuno Carrolo dos Santos • Pedro Conde Pinto • Filipa Ponte • Patrícia Rocha João Couceiro • Carlota Castelbranco Crespo • Nuno Alves Mansilha • Abel de Barbosa Mendonça • Patrícia da Silva Paias • Rui Costa Jesus • Diogo de Sousa e Alvim • Joana Gomes Ferreira • Pedro Petrucci • André Zibaia da Conceição • Paulo de Castro Silva

Guarantee of FIBOPE of the Private Notes, the Exchange Guarantee of FIBOPE will have been validly executed, issued and delivered.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of Portugal. We express no opinion with respect to the law of any other jurisdictions.

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, !f 139618 47:: 2.s Bairro Fiscz> Av.« da Liberdade, 249

Tel.: 21 35a76 00 - FPX: ?A 21 1250-1- ___________________